Exhibit 99

Golden Enterprises, Inc. Announces Relocation of Executive Offices and Retirement of Chief Financial Officer John H. Shannon; Patty Townsend Promoted to CFO

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--March 1, 2004--Golden Enterprises, Inc. (NASDAQ: GLDC) today announced that effective March 1, 2004, its executive offices will be relocated from The Park Building, 2140 11th Avenue South, Suite 208, Birmingham, Alabama 35205, to One Golden Flake Drive, Birmingham, Alabama 35205, P.O. Box 2447, Birmingham, Alabama 35201. All correspondence to Golden Enterprises on or after March 1, 2004 should be sent to the new location. Golden Enterprises' telephone number at the new location will be (205) 458-7316 and its facsimile number will be (205) 458-7327.
    The Company also announced that John H. Shannon, who is the Chief Financial Officer, Vice President and Secretary of the Company, has announced his retirement effective March 1, 2004. Mr. Shannon, who will turn 67 on June 1st of this year, has been employed with the Company since 1962. The Company has promoted Patty Townsend to Chief Financial Officer, Vice President and Secretary. Ms. Townsend has been employed with the Company and its wholly-owned subsidiary, Golden Flake Snack Foods, Inc., since 1988 and has served as Controller of Golden Flake since 1997.

    CONTACT: Golden Enterprises Inc., Birmingham
             Patty Townsend, 205-458-7132